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                                   EXHIBIT 11

                        COMPUTATION OF EARNINGS PER SHARE
                                   (UNAUDITED)

                            BASIC EARNINGS PER SHARE

                                      Three Months Ended                  Six Months Ended
                                           June 30,                           June 30,
                                -------------------------------   ---------------------------------
                                   2000             1999              2000               1999
                                   ----             ----              ----               ----
Weighted average shares
outstanding--basic              26,296,798          26,437,347       26,321,076         26,418,217

Net income (loss)               $(926,113)     $     2,322,017    $ (2,452,184)     $    5,115,765
                                ---------      ---------------    ------------      --------------

Basic net income (loss) per
share                           $   (0.04)     $          0.09    $      (0.09)     $         0.19
                                =========      ===============    ============      ==============